Exhibit 3.2

VISTANCE NETWORKS, INC.

SEVENTH AMENDED AND RESTATED BYLAWS

AS ADOPTED ON JANUARY 14, 2026

VISTANCE NETWORKS, INC.

SEVENTH AMENDED AND RESTATED BYLAWS

As Adopted on January 14, 2026

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01 Annual Meetings. The annual meeting of the stockholders of Vistance Networks, Inc. (the “Corporation”) for the election of directors (each, a “Director”) and for the transaction of such other business as properly may come before such meeting shall be held each year either within or outside the State of Delaware at such place, if any, and on such date and at such time, as may be fixed from time to time by resolution of the Corporation’s Board of Directors (the “Board”) adopted by a majority of the total number of authorized Directors (whether or not there exists any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) and set forth in the notice or waiver of notice of the meeting, unless, subject to the certificate of incorporation of the Corporation (the “Certificate of Incorporation”) and Section 1.11 of these bylaws, the stockholders have acted by written consent to elect Directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.02 Special Meetings. A special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board pursuant to a resolution of the Board adopted by a majority of the total number of authorized Directors (whether or not there exists any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption). The stockholders of the Corporation shall not have the power to call a special meeting of the stockholders. Except as otherwise required by law, the business to come before, and be conducted at, a special meeting of stockholders shall be limited exclusively to the business set forth in the notice (and any supplement thereof) and the Board shall have exclusive authority to determine the business included in such notice. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board. Any special meeting of the stockholders shall be held at such place, if any, within or outside the State of Delaware, and on such date and at such time, as shall be specified in the notice of such special meeting.

Section 1.03 Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.04 Notice of Meetings; Waiver of Notice.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in a manner permitted by the DGCL not less than ten (10) days nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting, (iii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by law or as may be deemed appropriate by the Board, the Chairman of the Board, the President or the Secretary. If the stockholder list referred to in Section 1.06 of these bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed.

(b) A written waiver of notice of meeting signed by a stockholder or a waiver by electronic transmission by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting, whether in person or by proxy, is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05 Proxies.

(a) Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

(b) A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.08 of these bylaws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

(c) No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

(d) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 1.06 Voting Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make available, for a period of ten (10) days ending on the day before the meeting date for each meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders of record entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list, which may be in any format including electronic format, shall be open to the examination of any stockholder during such period for any purpose germane to the meeting in the manner required by the DGCL and other applicable law. Nothing contained in this Section 1.06 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.07 Quorum. Except as otherwise provided in the Certificate of Incorporation or by law, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.09 of these bylaws until a quorum shall attend.

Section 1.08 Voting. Except as otherwise provided in the Certificate of Incorporation or by law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her name on the books of the Corporation (x) at the close of business on the record date for such vote or (y) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, the Certificate of Incorporation, these bylaws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other rule or regulation applicable to the Corporation, its securities or its stockholders, the vote of a majority of the voting power of the shares entitled to vote at a meeting of stockholders on the subject matter in question represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. The stockholders do not have the right to cumulate their votes for the election of Directors.

Section 1.09 Adjournment. Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the chairperson of the meeting or by the vote of a majority in voting power of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these bylaws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.10 Organization; Procedure; Inspection of Elections.

(a) At every meeting of stockholders the presiding officer shall be the Chairman of the Board, or in the event of his or her absence or disability, the President, or in the event of both the Chairman’s and the President’s absence or disability, a presiding officer chosen by resolution of the Board. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as secretary of the meeting.

(b) To the maximum extent permitted by applicable law, the Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are necessary, appropriate or convenient for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order, decorum, safety and security at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (viii) complying with any state and local laws and regulations concerning safety and security. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections who may be employees of the Corporation, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No Director or nominee for the office of Director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall discharge their duties in accordance with the requirements of applicable law.

Section 1.11 Stockholder Action by Written Consent.

Except as otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

Section 1.12 Notice of Stockholder Proposals and Nominations.

(a) Annual Meetings.

(i) Nominations of persons for election to the Board and proposals of business to be considered by the stockholders at an annual meeting of stockholders may be made only (x) as specified in the Corporation’s notice of meeting (or any supplement thereto), (y) by or at the direction of the Board, or a committee appointed by the Board for such purpose, or (z) by any stockholder of the Corporation who or which (1) is entitled to vote at the meeting, (2) complies in a timely manner with all notice procedures and other requirements set forth in this Section 1.12, and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations at, or bring business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before, an annual meeting of stockholders.

(ii) Notice in writing of a stockholder nomination or stockholder proposal must be delivered to or mailed and received by the Secretary at the principal place of business of the Corporation by the close of business not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If the number of Directors to be elected to the Board at an annual meeting is increased, and if the Corporation does not make a public announcement naming all of the nominees for Director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, then any stockholder nomination in respect of the new position(s) created by such increase in the number of positions shall be considered timely if delivered not later than the close of business on the 10th day following the day on which a public announcement naming all nominees or specifying the size of the increased Board is first made by the Corporation.

(iii) Notice of a stockholder nomination or proposal shall include (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director: (1) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among each such person and his or her respective affiliates and associates, on the one hand, and the stockholder of record and beneficial owner or owners, if any, or other person on whose behalf the nomination is made and their respective affiliates and associates, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder of record making the nomination and any beneficial owner or owners, if any, or other person on whose behalf the nomination is made, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (2) all other information relating to such person required to be disclosed in a proxy statement or other filings required to be made with the Securities and Exchange Commission in connection with the solicitations of proxies for the election of Directors in a contested election pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder (whether or not the proponent or such person intends to or does deliver a proxy statement or conduct its own proxy solicitation), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and if such business includes proposed amendments to the Certificate of Incorporation and/or bylaws of the Corporation, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

(iv) Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and of record by such stockholder and any such beneficial owner, provided that such stockholder shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such stockholder has a right to acquire beneficial ownership at any time in the future;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) a representation that such stockholder is a holder of record of stock of the Corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination;

(7) any other information relating to such stockholder and any such beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder (whether or not such stockholder intends to or does deliver a proxy statement or conduct its own proxy solicitation);

(8) a representation as to whether such stockholder or beneficial owner, if any, or any of their respective affiliates, associates or others acting in concert therewith (collectively, “proponent person”) intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or to approve or adopt the proposal or and/or (y) otherwise to solicit proxies from stockholders in support of such nomination or proposal;

(9) if such stockholder or any other proponent person intends to engage in a solicitation with respect to a nomination pursuant to this Section 1.12, (x) a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and (y) a representation that such stockholder or other proponent person, if any, intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act; and

(10) certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation.

A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice by these Bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five (5) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date of the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). In addition, if any stockholder provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act. Further, any stockholder that provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act shall notify the Secretary within two (2) business days of any change in such stockholder’s intent to deliver a proxy statement and form of proxy to the holders of the number of shares of the Corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act.

In addition to the other requirements of this Section 1.12, each person whom a stockholder proposes to nominate for election to the Board of Directors must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 1.12) to the Secretary of the Corporation at the principal executive offices of the Corporation a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee (which questionnaire shall be provided by the Secretary of the Corporation upon written request of any stockholder of record identified by name within five (5) business days of such written request). .

Without limiting any remedy available to the Corporation, a stockholder may not present nominations for director at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such stockholder, any beneficial owner (as applicable), any control person (as applicable) or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section 1.12, otherwise failed to comply with this Section 1.12 (including any stockholder who provides notice of a proposed nomination for election to the Board of Directors pursuant to Rule 14a-19 under the Exchange Act and subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder), or provided any false or misleading information to the Corporation. Any proxies solicited by such stockholder, any beneficial owner (as applicable), any control person (as applicable) or any nominee for director (as applicable) that has been so disqualified shall be treated as abstentions at the applicable meeting.

(b) Special Meetings.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.04 of these bylaws. Nominations of persons for election to the Board at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting may be made only (x) by or at the direction of the Board, or a committee appointed by the Board for such purpose or (y) provided that the Board (or stockholders, to the extent in accordance with Section 1.02 hereof) has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation. Subject to the foregoing, a stockholder may nominate persons for election to the Board (a “stockholder nomination”) at a special meeting only if the stockholder (1) is entitled to vote at the meeting, (2) complies in a timely manner with the notice procedures and other requirements set forth in paragraph (ii) of this Section 1.12(b), and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting.

(ii) Notice in writing of a stockholder nomination must be delivered to the attention of the Secretary at the principal place of business of the Corporation not more than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the last to occur of (a) the public announcement by the Corporation of the date of such meeting and (b) the public announcement by the Corporation of the nominees proposed by the Board to be elected at such meeting, and must comply with the provisions of Sections 1.12(a)(iii) and (iv) of these bylaws.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12 and (y) if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) The Corporation may require any proposed stockholder nominee for Director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.12 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.

(v) The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01 General Powers. Except as may otherwise be provided by law or by the Certificate of Incorporation, the affairs and business of the Corporation shall be managed by or under the direction of the Board and the Board may exercise all the powers and authority of the Corporation. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.02 Number and Term of Office.

(a) The number of Directors, other than any Directors elected by the holders of shares of any class or series of preferred stock provided for or fixed pursuant to the provisions of Article Sixth of the Certificate of Incorporation (the “Preferred Stock Directors”), shall initially be eleven (11), which number may be modified (but not reduced to less than seven (7)) from time to time exclusively by a Board resolution adopted by the affirmative vote of a majority of the total number of Directors then in office, subject to the rights of the holders of shares of any class or series of preferred stock, if any. All directors shall be elected annually and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.

(b) Subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect Directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that, if as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. The Nominating Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board. The Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Section 2.03 Annual Meetings; Regular Meetings. The annual meeting of the Board may be held at such time or place (within or outside the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided. Regular meetings of the Board shall be held on such dates, and at such times and places (within or outside the State of Delaware) as are determined from time to time by resolution of the Board.

Section 2.04 Special Meetings. Special meetings of the Board shall be held whenever called by the President or the Chairman of the Board or in the event of his or her absence or disability, by any Vice President, or by a majority of the Directors then in office, at such place (within or outside the State of Delaware), date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting of the Board.

Section 2.05 Notice of Meetings; Waiver of Notice.

(a) Notices of special meetings shall be given to each Director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each Director not present at the meeting adopting such resolution or other action, subject to Section 2.08 of these bylaws. Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each Director at the address from time to time designated by such Director to the Secretary. Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a meeting.

(b) A written waiver of notice of meeting signed by a Director or a waiver by electronic transmission by a Director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Attendance of a Director at a meeting is a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.06 Quorum; Voting. At all meetings of the Board, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 2.07 Action by Telephonic Communications. Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.08 Adjournment. A majority of the Directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these bylaws shall be given to each Director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those Directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.09 Action Without a Meeting. Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10 Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate. The Board may elect from among its members a chairperson and one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.

Section 2.11 Resignations of Directors. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

Section 2.12 Removal of Directors.

(a) Subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect Directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), a director may be removed, either for or without cause, upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote generally for the election of directors, voting together as a single class, at any duly called annual or special meeting of the stockholders called for that purpose.

(b) For purposes of these Bylaws, “cause” shall mean (i) a final conviction (without any further right of appeal) of a felony involving moral turpitude, or (ii) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of “cause,” no act, or failure to act, by a Director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any affiliate of the Corporation. “Cause” shall not exist unless and until the Corporation has delivered to the Director a written notice of the Director’s failure to act that constitutes “cause” and, if cure is possible, such Director shall not have cured such act or omission within ninety (90) days after the delivery of such notice.

Section 2.13 Vacancies and Newly Created Directorships. Subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect Directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), and except as otherwise provided by law, any newly-created directorship on the Board that results from an increase in the number of Directors, or any vacancy in the Board that results from the death, disability, resignation, disqualification or removal of any Director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of Directors then in office, even if less than a quorum, or by a sole remaining Director. Any director filling a vacancy or a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

Section 2.14 Director Fees and Expenses. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board and, if any Director shall serve as a member of any committee of the Board or perform special services at the request of the Board, such Director may be paid such additional compensation as the Board may from time to time determine. The Corporation will cause each non-employee Director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.15 Reliance on Accounts and Reports, etc. A Director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.16 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because such person’s or persons’ votes are counted for such purposes if (a) the material facts as to such person’s or persons’ relationship or interest and as to the contract or transaction are disclosed or are known to the Directors or committee who then in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (b) the material facts as to such person’s or persons’ relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE III

COMMITTEES

Section 3.01 Designation of Committees. The Board shall designate such committees as may be required by applicable laws, regulations or stock exchange rules and may designate such additional committees as it deems necessary or appropriate. Each committee shall consist of such number of Directors, and with such qualifications, as may be required by applicable laws, regulations or stock exchange rules or as from time to time may be fixed by the Board and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such committee by resolution of the Board (and, in the exercise of any such authority, may authorize the seal of the corporation to be affixed to all papers which may require it), which delegation shall include all such powers and authority as may be required by applicable laws, regulations or stock exchange rules. No committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these bylaws or (c) as may otherwise be excluded by law or by the Certificate of Incorporation.

Section 3.02 Members and Alternate Members. The members of each committee and any alternate members shall be selected by the Board and the Board may provide that the members and alternate members serve at the pleasure of the Board. Any Committee may be abolished or re-designated from time to time by the Board. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member (and each alternate member) of any committee shall hold office only until the time he or she shall cease for any reason to be a Director, until his or her successor shall have been designated and qualified or until his or her earlier death, resignation or removal.

Section 3.03 Committee Procedures. A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board when required. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these bylaws or any charter or other rules and regulations adopted by the Board.

Section 3.04 Meetings and Actions of Committees. Except to the extent that the same may be inconsistent with the terms of any committee charter or applicable laws, regulations or stock exchange rules, meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these bylaws, with such bylaws being deemed to refer to the committee and its members in lieu of the Board and its members:

(a) Section 2.03 (to the extent relating to place and time of regular meetings);

(b) Section 2.04 (relating to special meetings);

(c) Section 2.05 (relating to notice and waiver of notice);

(d) Sections 2.07 and 2.9 (relating to telephonic communication and action without a meeting); and

(e) Section 2.08 (relating to adjournment and notice of adjournment).

Special meetings of committees may also be called by resolution of the Board.

Section 3.05 Resignations and Removals. Any member (and any alternate member) of any committee may resign from such position at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such member, to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event. Any member (and any alternate member) of any committee may be removed from such position by the Board at any time, either for or without cause.

Section 3.06 Vacancies. If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A committee vacancy may be filled only by the Board in accordance with Section 3.02.

ARTICLE IV

OFFICERS

Section 4.01 Officers. The Board shall elect a President and a Secretary as officers of the Corporation. The Board may also elect a Chairman of the Board (who, if so elected, must be a Director), a Treasurer, one or more Vice Presidents (any one or more of whom may be designated an Executive Vice President or Senior Vice President or other classifications of Vice Presidents), Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board may determine. In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person, except that one person may not hold both the office of President and the office of Secretary. No officer need be a Director. For the avoidance of doubt, the term Vice President shall refer to an officer elected by the Board as Vice President and shall not include any employees of the Corporation whose employment title is “Vice President” unless such individual has been elected as a Vice President of the Corporation in accordance with these bylaws.

Section 4.02 Election. Unless otherwise determined by the Board, the officers of the Corporation need not be elected for a specified term but shall serve at the pleasure of the Board or for such terms as may be agreed in the individual case by each officer and the Board. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.07) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

Section 4.03 Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board or in the manner established by the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a Director.

Section 4.04 Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board, without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, at any time, for or without cause, without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board, the Chairman of the Board or the President, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any (provided that the delegated authority as provided in Section 4.01 has not been revoked as of such time), who appointed the person formerly holding such office.

Section 4.05 Authority and Duties of Officers. An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these bylaws, (c) to the extent not inconsistent with law or these bylaws, as may be specified by resolution of the Board, and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.06 Chairman of the Board. If the Chairman of the Board shall have been elected or appointed, the Chairman of the Board shall preside at all meetings of the stockholders and Directors at which he or she is present and shall have such other powers and duties as may from time to time be assigned by the Board.

Section 4.07 President. Unless there is a separately designated Chairman of the Board, the President shall preside at all meetings of the stockholders and Directors at which he or she is present, shall be the chief executive officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation, including, without limitation all powers incident to the title “President” under the DGCL. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation. Except as otherwise determined by the Board, he or she shall have the authority to cause the employment or appointment of such employees (other than the President) or agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend such employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board. In addition, the President shall have such other powers and perform such other duties as may be delegated to him or her by the Board or as are set forth in the Certificate of Incorporation or these bylaws. The President shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe.

Section 4.08 Vice Presidents. Unless otherwise determined by the Board, if one or more Vice Presidents have been elected or appointed, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the President. In the event of absence or disability of the President, the duties of the President shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of title, with the title of “Executive Vice President” being more senior than “Senior Vice President” which is, in turn, more senior than “Vice President” (and among Vice Presidents with the same seniority of title, among them in seniority of election or appointment to that office), in each case, without limiting the last sentence of Section 4.01.

Section 4.09 Secretary. Unless otherwise determined by the Board, the Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. He or she shall have charge of the corporate books and shall perform other duties as the Board or the President shall designate from time to time.

Section 4.10 Treasurer. Unless otherwise determined by the Board, if the Treasurer shall have been elected or appointed, the Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the President. The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

Section 4.11 Security. The Board may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board.

ARTICLE V

CAPITAL STOCK

Section 5.01 Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, except to the extent that the Board has provided by resolution that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these bylaws.

Section 5.02 Facsimile Signatures. Any or all signatures on the certificates referred to in Section 5.01 of these bylaws may be in facsimile form, to the extent permitted by law. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03 Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and, if required by the Board, a bond or other undertaking, in such form as may be approved by the Board or a financial officer of the Corporation designated by the Board, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04 Transfer of Stock.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the Certificate of Incorporation and these bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

(b) The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

Section 5.05 Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the

Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests; provided, that if a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06 Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification.

(a) In General. The Corporation shall hold harmless and indemnify, to the fullest extent permitted by the DGCL and other applicable law, as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to, or is asked to provide testimony in connection with, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, legislative or otherwise and whether formal or informal (each, a “proceeding”) by reason of, arising out of, or in any way related to, the fact that (x) such person, or a person for whom he or she is the legal representative, is or was serving or has agreed to serve as a Director or officer of the Corporation, or (y) such person, or a person for whom he or she is the legal representative, while serving as a Director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise or (z) such person, or a person for whom he or she is the legal representative, is or was serving or has agreed to serve at the request of the Corporation as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise (each, an “Other Enterprise”), or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:

(1) in a proceeding other than a proceeding by or in the right of the Corporation, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom; or

(2) in a proceeding by or in the right of the Corporation to procure a judgment in its favor, against all expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom; provided, that, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right to indemnification as set forth herein or create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

(b) Indemnification in Respect of Successful Defense. To the greatest extent permitted by law, to the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be conclusively determined to be entitled to indemnification hereunder with respect to such proceeding. Further, for purposes of this Section 6.01(b) and without limitation, the termination of any proceeding referred to in Section 6.01(a), or claim, issue or matter in such proceeding, by settlement (with or without court approval), entry of a plea of nolo contendere (or its equivalent) or by dismissal, with or without prejudice, shall be deemed to be a successful resolution as to such proceeding, claim, issue or matter.

(c) Indemnification in Respect of Proceedings Instituted by Indemnitee. Section 6.01(a) does not require the Corporation to indemnify a present or former Director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf (other than by way of defense, counterclaim or crossclaim), unless such proceeding (or part thereof) has been authorized in the specific case by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these bylaws.

Section 6.02 Advancement of Expenses. The Corporation shall advance all expenses (including reasonable attorneys’ fees) incurred by a present or former Director or officer in defending any proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right of appeal that such person is not entitled to be indemnified by the Corporation. The indemnified party’s undertaking to repay the Corporation any amounts advanced for expenses shall not be required to be secured and shall not bear interest. Advancements shall be made without regard to the indemnified party’s ability to repay the expenses. The Corporation shall not impose on the indemnified party additional conditions to advancement of expenses or require from the indemnitee additional undertakings regarding repayment.

Advancements of expenses pursuant to this subsection shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this subsection. Advancements of expenses shall be made within ten (10) calendar days after receipt by the Corporation of a statement or statements requesting such advancements from time to time. Advancements of expenses shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed. The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such present or former Director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.

Section 6.03 Procedure for Indemnification. Any indemnification under Section 6.01 of these bylaws or any advancement of expenses under Section 6.02 of these bylaws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advancement. Indemnification may be sought by a person under Section 6.01 of these bylaws in respect of a proceeding only to the extent that both the liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advancement of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within ninety (90) days of, or to the extent all or any portion of a requested advance of expenses has not been granted within ten (10) days of, the submission of such request. All expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article VI, in whole or in part, shall also be indemnified by the Corporation to the fullest extent permitted by law.

Section 6.04 Burden of Proof.

(a) In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these bylaws, it shall be presumed, to the fullest extent not prohibited by law, that such person is entitled to indemnification under this Agreement and the Corporation shall have the burden to overcome such presumption by establishing that there is no reasonable basis to support it. A prior determination by the Corporation (including its Board or any committee thereof, its independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification shall not prejudice the claimant in any proceeding brought to enforce the right of such person to receive indemnification (and the Corporation may not refer to or introduce into evidence any such determination in such proceeding) and any such proceeding shall be conducted in all respects as a de novo trial, or arbitration, on the merits. For purposes of any determination of good faith, a person shall be deemed to have acted in good faith if the action or failure to act is based on the records or books of account of the Corporation or an Other Enterprise, including financial statements, or on information supplied to such person by the officers, employees, boards (or committees thereof) of the Corporation or an Other Enterprise in the course of their duties, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the Corporation or an Other Enterprise or on information or records given or reports made to the Corporation or an Other Enterprise by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Corporation or an Other Enterprise. The provisions of this Section 6.04(a) shall not be deemed to be exclusive or to limit in any way the other circumstances in which a person may be deemed or found to have met the applicable standard of conduct.

(b) In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these bylaws, the person seeking an advancement need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these bylaws.

(c) The knowledge and/or actions, or failure to act, of any other Director or officer of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article VI.

Section 6.05 Contract Right; Non-Exclusivity; Survival.

(a) The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the Corporation and each Director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and such contract rights shall vest immediately upon the commencement of such person’s service to the Corporation or, in the case of service to an Other Enterprise at the request of the Corporation, to an Other Enterprise. Persons who after the date of the adoption of this provision serve or continue to serve the Corporation as Directors or officers or who, while serving as such, serve or continue to serve an Other Enterprise at the request of the Corporation, shall be conclusively presumed to have relied on the rights to indemnification and advancement of expenses contained in this Article VI. No repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such Director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former Director or officer without the consent of such Director or officer.

(b) The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to indemnification or advancement of expenses to which a present or former Director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested Directors, or otherwise.

(c) The rights to indemnification and advancement of expenses provided by this Article VI to any present or former Director or officer of the Corporation shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.06 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI. The Corporation may also create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements) to the fullest extent authorized or permitted by applicable law to ensure the payment of such amounts as may become necessary to effect the indemnification as provided in this Article VI or elsewhere.

Section 6.07 Employees and Agents. The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify and advance expenses to any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.08 Interpretation; Severability. Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article VI. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless (i) indemnify each Director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, and (ii) advance expenses to each Director or officer of the Corporation entitled to advancement of expenses under Section 6.02 in accordance therewith, in each case, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.09 Subrogation. Any person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Article VI, and that is an officer, employee, partner or advisor of the Carlyle Stockholder (as such term is defined in the Certificate of Incorporation) (each such person, a “Sponsor Indemnitee”), may have certain rights to indemnification and/or advancement of expenses provided by or on behalf of the Carlyle Stockholder. Notwithstanding anything to the contrary in these bylaws or otherwise: (i) the Corporation is the indemnitor of first resort (i.e., the Corporation’s obligations to each Sponsor Indemnitee are primary and any obligation of the Carlyle Stockholder to advance expenses or to provide indemnification for the same expenses or liabilities incurred by each Sponsor Indemnitee are secondary), (ii) the Corporation will be required to advance the full amount of expenses incurred by each Sponsor Indemnitee and will be liable for the full amount of all liabilities, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Article VI, without regard to any rights each Sponsor Indemnitee may have against the Carlyle Stockholder, and (iii) the Corporation irrevocably waives, relinquishes and releases the Carlyle Stockholder from any and all claims against the Carlyle Stockholder for contribution, subrogation or any other recovery of any kind in respect thereof. Notwithstanding anything to the contrary in these bylaws or otherwise, no advancement or payment by the Carlyle Stockholder on behalf of a Sponsor Indemnitee with respect to any claim for which such Sponsor Indemnitee has sought indemnification or advancement of expenses from the Corporation will affect the foregoing and the Carlyle Stockholder will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Sponsor Indemnitee against the Corporation. The Carlyle Stockholder is an express third party beneficiary of the terms of this Article VI.

ARTICLE VII

OFFICES

Section 7.01 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

Section 7.02 Other Offices. The Corporation may maintain offices or places of business at such other locations within or outside the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Dividends.

(a) Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board at any regular or special meeting of the Board, or by written consent in accordance with the DGCL and these bylaws, and any such dividend may be paid in cash, property or shares of the Corporation’s stock.

(b) A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02 Reserves. There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation and its stockholders, and the Board may similarly modify or abolish any such reserve.

Section 8.03 Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04 Voting as Stockholder. Unless otherwise determined by resolution of the Board, the President or any officer of the Corporation authorized thereby shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders or equity holders of any corporation or other entity in which the Corporation may hold securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such securities at any such meeting, or through action without a meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 8.05 Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year, or such other twelve (12) consecutive months as the Board may designate.

Section 8.06 Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.07 Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or outside the State of Delaware as may be determined from time to time by the Board.

Section 8.08 Electronic Transmission. “Electronic transmission”, as used in these bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENT OF BYLAWS

Subject to the provisions of the Certificate of Incorporation, these bylaws may be amended, altered or repealed (a) by resolution adopted by a majority of the total number of authorized Directors (whether or not there exists any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) acting at any special or regular meeting of the Board if, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal or (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of at least three-quarters of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, if, in the case of such special meeting only, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal.

Notwithstanding the foregoing, no amendment, alteration or repeal of Article VI shall adversely affect any right or protection existing under bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former Director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.

ARTICLE X

CONSTRUCTION

In the event of any conflict between the provisions of these bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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